AMENDMENT NO. 1 TO

LICENSE AGREEMENT DATED MARCH 29, 2011

THIS AMENDMENT NO. 1 to License Agreement dated March 29, 2011, (“Amendment”) is made effective this ____ day of June, 2011 by and between Vitro Diagnostics, Inc., (DBA Vitro Biopharma)  a Nevada corporation, (hereinafter called “Licensor”); and James T. Posillico, Ph.D., (hereinafter called “Licensee”).

WITNESSETH:

WHEREAS, in accordance with the terms of the License Agreement dated March 29, 2011 (“Agreement”) Licensor granted to Licensee, for the Term, an exclusive, sub-licensable license to use the Licensed Patents and Technical Information to manufacture clinical grade gonadotropin hormones including FSH in the Manufacturing Territory for sale within the Sales Territory in the Field of Use.

WHEREAS, the parties desire to amend certain provisions of the Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained the parties agree as follows:

1.

The first sentence of Section 3.1 of the Agreement is amended in its entirety to read as follows:

“In consideration of the rights and licenses herein granted in the Licensed Patents and Technical Information, Licensee shall pay Licensor (i) a non-refundable payment of $10,000 which shall be payable upon the effective date of this Agreement as a credit against the outstanding obligation of Licensor to Licensee.”

2.

Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the License Agreement.

3.

This Amendment may not be construed to amend the License Agreement in any way except as expressly set forth herein.  The execution and delivery of this Amendment does not constitute and this Amendment may not be construed to constitute a waiver by any party of:

a.

Any breach of the License Agreement by any party, whether or not such breach is now existing or currently known or unknown to the non-breaching party or parties; or,

b.

Any right or remedy arising from or available to a party by reason of a breach of the License Agreement by any other parties.

4.

The parties hereby confirm that the License Agreement, as amended by this Amendment No. 1, is in full force and effect.  In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the License Agreement, the provisions of this Amendment shall control.

IN WITNESS WHEREOF, the parties have signed this Amendment the date and year first above written.

Vitro Diagnostics, Inc Licensor

Licensee

By: /s/ James R. Musick

By:  /s/ James T. Posillico

Name: Jim Musick, Ph.D.

Name: James T. Posillico, Ph.D.

Title: President and CEO

Title:

Date:

Date:

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